UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 9, 2012,  PHH Corporation (“PHH,” the “Company,” “we” or “our”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of $275 million aggregate principal amount of the Company’s 7.375% Senior Notes due 2019 (the “notes”) in a public offering made pursuant to a registration statement and related prospectus supplement filed with the Securities and Exchange Commission.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC, RBS Securities Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering. BNY Mellon Capital Markets, LLC, CIBC World Markets Corp., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Scotia Capital (USA) Inc. are acting as co-managers.

Subject to customary closing conditions, this offering is expected to close on or about August 23, 2012.

The Company intends to use the net proceeds of the offering, along with cash on hand, to repurchase up to approximately $418 million outstanding aggregate principal amount of its 7.125% Notes due 2013 (the “2013 notes”) by means of a tender offer (the “Tender Offer”) and to pay related fees and expenses.

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1 to this Current Report on Form 8-K which is incorporated herein by reference.

Relationships

Affiliates of each of the underwriters are lenders under the Company’s existing revolving credit facilities. The Company maintains a committed mortgage warehouse facility with affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, RBS Securities Inc. and Barclays Capital Inc. Additionally, Merrill Lynch, Pierce, Fenner & Smith Incorporated is affiliated with Merrill Lynch Credit Corporation, one of the Company’s largest private-label clients. Furthermore, the Company intends to use the proceeds of the offering, along with cash on hand, to pay the applicable consideration, accrued and unpaid interest on the tendered 2013 notes and related fees and expenses in connection with the Tender Offer and related consent solicitation, and has engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Barclays Capital Inc. to act as dealer managers and solicitation agents for the Tender Offer and related consent solicitation, for which Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Barclays Capital Inc. will receive customary fees. Certain of the underwriters may hold 2013 notes and would, if such 2013 notes were tendered and accepted in the Tender Offer or redeemed, receive a pro rata portion of the proceeds therefrom. BNY Mellon Capital Markets, LLC, an affiliate of the trustee of the indenture under which the notes are to be issued, is an underwriter in this transaction.

Item 8.01 Other Events.

On August 9, 2012, the Company issued a press release announcing the pricing of the public offering of the notes. A copy of the press release filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 9, 2012, by and between PHH Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Underwriters.
99.1	Press Release of PHH Corporation, dated August 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ William F. Brown

	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel and Secretary
Dated: August 14, 2012

Index to Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 9, 2012, by and between PHH Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Underwriters.
99.1	Press Release of PHH Corporation, dated August 9, 2012.